UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at June 30, 2011

Statement of Operations for the period from October 1, 2009 to September 30, 2010

Statement of Operations for the period from October 1, 2010 to June 30, 2011

Notes to the Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 12, 2011 (the “Closing Date”), MDM, closed a voluntary share exchange transaction (the “Exchange Transaction”) with MDT and the shareholders of MDT (the “MDT Stockholders”), pursuant to the terms of the Share Exchange Agreement, dated June 6, 2011 (the “Exchange Agreement”). As a result of the Exchange Transaction, the MDT Stockholders acquired 5,000,000 of the issued and outstanding common stock of MDM, MDT became our wholly-owned subsidiary, and the Company acquired the business and operations of MDT.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Marine Drive Mobile Corp and Marine Drive Technologies Inc. as of June 30, 2011 as if the merger occurred on June 30, 2011.  The Unaudited Pro Forma Combined Financial Statements of Operations give effect to the merger of Marine Drive Mobile and Marine Drive Technologies as if it   took place on the beginning of the first accounting period presented in these pro forma combined financial statements.  These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of Marine Drive Technologies Inc., which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of Marine Drive Mobile and Marine Drive Technologies had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

Marine Drive Mobile Corp.
(A Development Stage Company)
Unaudited Pro Forma Combined Balance Sheet
 June 30, 2011

	Marine Drive Mobile Corp (Unaudited)	Marine Drive Technologies Inc (Unaudited)	Note		Pro Forma Adjustments	Pro Forma Combined (Unaudited)
Assets

Current Assets
Cash	$956	$-			$-	$956
Total Current Assets	956	-			-	956

Investment
Acquisition of MDTI	5,000	-	2	(b,d)	(5,000)	-
Total Investment	5,000	-			(5,000)	-

Other Assets
Goodwill			2	(d)	25,673	25,673
Total other Assets					25,673	25,673

Total Assets	5,956	-			20,673	26,629

LIABILITIES and STOCKHOLDERS’ (DEFICIT)

Current Liabilities
Accounts payable	26,942	1,221				28,163
Advances payable	-	19,452				19,452
Advance payable to related party	27,523	-				27,523
Loan payable to related party	-	22,941	2	(c)	(22,941)	-
Total Current Liabilities	54,465	43,614			(22,941)	75,138

STOCKHOLDERS’ (DEFICIT)
Common shares	109,220	9	2	(b)	(9)	109,220
Additional paid-in capital	(22,545)	-	2	(b,c,d)	43,623	21,078
Deficit accumulated during development stage	(135,184)	(43,623)				(178,807)
Total Stockholders’ (Deficit)	(48,509)	(43,614)			43,614	(48,509)

Total Liabilities and Stockholders’ (Deficit)	$5,956	$-			20,673	$26,629

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp.
(A Development Stage Company)
Unaudited Pro Forma Combined Statement of Operations
From October 1, 2009 to September 30, 2010

	Marine Drive Mobile Corp (Unaudited)	Marine Drive Technologies Inc (Unaudited)	Note		Pro Forma Adjustments	Pro Forma Combined (Unaudited)

Revenues	$-	$-			$-	$-

Expenses
General and administrative	26,818	4,808			-	31,626
Sales and marketing	-	1,685			-	1,685
Total Expenses	26,818	6,493			-	33,311

Net Loss	$(26,818)	$(6,493)			-	(33,311)

Net Loss Per Common Share
- basic and diluted	$(0.00)	$(6.49)			-	$(0.00)

Weighted Average Outstanding shares	104,220,000	1,000				37,220,000
- basic and diluted			2	(b)	5,000,000
			2	(b)	(1,000)
			2	(a)	(72,000,000)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp.
(A Development Stage Company)
Unaudited Pro Forma Combined Statement of Operations
From October 1, 2010 to June 30, 2011

	Marine Drive Mobile Corp (Unaudited)	Marine Drive Technologies Inc (Unaudited)	Note		Pro Forma Adjustments	Pro Forma Combined (Unaudited)

Revenues	$-	$-			$-	$-

Expenses
General and administrative	3,198	13,279			-	16,477
Sales and marketing	-	13,066			-	13,066
Total Expenses	3,198	26,345			-	29,543

Net Loss	$(3,198)	$(26,345)			$-	(29,543)

Net Loss Per Common Share
- basic and diluted	$(0.00)	$(26.35)			$(0.00)	$(0.00)

Weighted Average Outstanding shares	104,220,000	1,000				37,220,000
- basic and diluted			2	(b)	5,000,000
			2	(b)	(1,000)
			2	(a)	(72,000,000)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Marine Drive Mobile Corp
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Amounts expressed in US dollars)

1.          BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Marine Drive Mobile Corp. and Marine Drive Technologies Inc as of June 30, 2011 as if the acquisition occurred on June 30, 2011.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of Marine Drive Mobile Corp. and Marine Drive Technologies Inc assuming that the acquisition took place on October 1, 2009.

2.          PRO FORMA ADJUSTMENTS

 a)  Simultaneously with the closing of the Exchange Transaction (the “Closing”), on the Closing Date, September 12, 2011 a shareholder and, as of the Closing Date, a former officer and a director, surrendered 72,000,000 shares of the Company’s common stock to the Company for cancellation leaving a balance of 32,220,000 shares outstanding.

 b) Simultaneously with the closing of the Exchange Transaction, the shareholders of Marine Drive Technologies Inc. received 5,000,000 common shares and surrendered their 1,000 shares which were cancelled.

      The issuance of the shares with a par value of $5,000 was recorded as an investment in the books of Marine Drive Mobile Corp and an increase in the value of common stock.

      The elimination of Marine Drive Technologies Inc. shares with a value of $9 is shown in the adjustment column with a corresponding entry to additional paid-in capital.

 c)  As part of the acquisition of Marine Drive Technologies though the share purchase agreement, the loan to a related party was not taken over by the Company, therefore an elimination was recorded with the offset to additional paid-in capital.

 d)  In allocating the purchase price of Marine Drive Technologies Inc, the Company issued $5,000 worth of stock and assumed responsibility for $20,673 in liabilities resulting in an adjustment to Goodwill of $25,673 with a corresponding entry to additional paid-in capital.